UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	February 5, 2015
DSI Realty Income Fund IX
(Exact name of registrant as specified in its charter)
California	2-96364	33-0103989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6700 E. Pacific Coast Hwy, Long Beach, California		90803
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (562) 493-8881
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 5, 2015 all but one of the properties and related assets of DSI Realty Income Fund IX (the “Fund”) were sold to affiliates of Smart Stop Self Storage for an aggregate gross sale price of $19,413,000 (the “Sale”). The remaining property in Romeoville, Illinois will be sold for $3,380,000 as soon as necessary repairs have been completed. The Sale was approved by the affirmative vote of the holders of approximately 55.6% of the outstanding units of limited partnership interests in the Fund (the “Units”) in accordance with the proxy statement of the Fund dated November 21, 2014.

The dissolution of the Fund was also approved by the affirmative vote of the holders of approximately 55.3% of the Units, which will occur following the sale of the final property and the settlement of all accounts of the Fund.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2015 DSI Realty Income Fund IX

By: DSI PROPERTIES, INC.,

General Partner

______________________

Richard P. Conway

Executive Vice President and

Chief Financial Officer